                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 21.0


                   SUBSIDIARIES OF TECHNICAL OLYMPIC USA, INC.



Name                                                          Jurisdiction            Doing Business as Names
----                                                          ------------            -----------------------

Alliance Insurance and Information Services, LLC              Florida
DP-NH Investments, L.P.                                       Texas
DP-NH Management, L.L.C.                                      Texas
Engle Homes Delaware, Inc.                                    Delaware
Engle Homes Reinsurance Limited                               Turks and Caicos
                                                              Islands
Engle Homes Residential Construction, L.L.C.                  Arizona
Engle Homes/Virginia, Inc.                                    Florida
Engle/James LLC                                               Colorado
McKay Landing LLC                                             Colorado
Newmark Homes Business Trust                                  Delaware
Newmark Homes, LLC                                            Delaware
Newmark Homes, L.P.                                           Texas                   Newmark Homes
                                                                                      Fedrick, Harris Estate Homes
                                                                                      Marksman Homes
                                                                                      Engle Homes/Texas
                                                                                      Engle Homes
Newmark Homes Purchasing, L.P.                                Texas
Pacific United, L.P.                                          Texas                   Pacific United, Limited Partnership
Preferred Builders Realty, Inc.                               Florida
Preferred Home Mortgage Company                               Florida
Prestige Abstract & Title, L.L.C.                             Florida
Professional Advantage Title, Ltd.                            Florida
Silverlake Interests, L.C.                                    Texas
Silver Oak Trails, L.P.                                       Texas
SOT Developers, L.L.C.                                        Texas
Spring Park Village, L.P.                                     Texas
SPV Developers, L.L.C.                                        Texas
The Century Title Agency, Ltd.                                Florida
TOI, LLC                                                      Delaware
TOUSA Associates Services Company                             Delaware
TOUSA Delaware, Inc.                                          Delaware
TOUSA Financing, Inc.                                         Delaware




TOUSA Homes, Inc.                                             Florida                 D.S. Ware Homes
                                                                                      Engle Homes
                                                                                      Engle Homes/Arizona
                                                                                      Engle Homes Arizona
                                                                                      Engle Homes Broward
                                                                                      Engle Homes Colorado
                                                                                      Engle Homes Colorado, a division of
                                                                                      TOUSA Homes, Inc.
                                                                                      Engle Homes/Georgia, Inc.
                                                                                      Engle Homes Orlando
                                                                                      Engle Homes South Florida
                                                                                      Engle Homes Southwest Florida
                                                                                      Engle Homes Palm Beach
                                                                                      Engle Homes Pembroke
                                                                                      Engle Homes Texas
                                                                                      Engle Homes Virginia
                                                                                      James Company, a division of TOUSA
                                                                                      Homes, Inc.
                                                                                      James Construction Company
                                                                                      James Construction Company, a division
                                                                                      of TOUSA Homes, Inc.
                                                                                      Masonry Homes
                                                                                      Masonry Homes, Inc.
                                                                                      Masonry Homes/Pennsylvania
                                                                                      Trophy Homes
TOUSA Ventures, LLC                                           Florida
Universal Land Title, Inc.                                    Florida
Universal Land Title Investment #1, L.L.C.                    Florida
Universal Land Title Investment #2, L.L.C.                    Florida
Universal Land Title Investment #3, L.L.C.                    Florida
Universal Land Title Investment #4, L.L.C.                    Florida
Universal Land Title of Colorado, Inc.                        Colorado
Universal Land Title of South Florida, Ltd.                   Florida
Universal Land Title of Texas, Inc.                           Texas
Universal Land Title of the Palm Beaches, Ltd.                Florida
WPines Developers, L.L.C.                                     Texas
Woodland Pines, L.P.                                          Texas

